--------------------------------------------------------------------------------

                                  $750,000,000

                               TERM LOAN AGREEMENT

                                   dated as of

                                 August 30, 2002

                                      among

                           Qwest Services Corporation
                            Qwest Dex Holdings, Inc.
                                 Qwest Dex, Inc.

                            The Lenders Listed Herein

                                       and

                             Bank of America, N.A.,
                                    as Agent


--------------------------------------------------------------------------------

                         Banc of America Securities LLC
                        Sole Lead Arranger and Bookrunner

                                TABLE OF CONTENTS

                                  -------------

                                                                            PAGE
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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  The Definitions.................................................1
Section 1.02.  Accounting Terms and Determinations............................18
Section 1.03.  Types of Borrowings............................................19

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments to Lend............................................19
Section 2.02.  Notice of Borrowing............................................19
Section 2.03.  [Intentionally Deleted]........................................20
Section 2.04.  Notice to Lenders; Funding of Loans............................20
Section 2.05.  Notes; Evidence of Loans.......................................21
Section 2.06.  Maturity of Loans..............................................22
Section 2.07.  Interest Rates.................................................22
Section 2.08.  [Intentionally Deleted]........................................24
Section 2.09.  Termination of Commitments.....................................24
Section 2.10.  Method of Electing Interest Rates with Respect to Tranche A
               Loans..........................................................24
Section 2.11.  Prepayments....................................................26
Section 2.12.  General Provisions as to Payments..............................27
Section 2.13.  Funding Losses.................................................27
Section 2.14.  Computation of Interest........................................28
Section 2.15.  Notice of Prepayment Events....................................28

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Closing........................................................28
Section 3.02.  The Borrowing Date.............................................29

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power..................................30
Section 4.02.  Corporate and Governmental Authorization; No
               Contravention..................................................30

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Section 4.03.  Binding Effect.................................................31
Section 4.04.  Financial Information..........................................31
Section 4.05.  Litigation.....................................................31
Section 4.06.  Compliance with ERISA..........................................32
Section 4.07.  Environmental Matters..........................................32
Section 4.08.  Taxes..........................................................33
Section 4.09.  Subsidiaries...................................................33
Section 4.10.  Not an Investment Company......................................33
Section 4.11.  Full Disclosure................................................33
Section 4.12.  Solvency.......................................................33

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information....................................................34
Section 5.02.  Maintenance of Property; Insurance.............................36
Section 5.03.  Maintenance of Existence.......................................37
Section 5.04.  Compliance with Laws...........................................37
Section 5.05.  Inspection of Property, Books and Records......................37
Section 5.06.  Financial Covenants............................................37
Section 5.07.  Negative Pledge................................................38
Section 5.08.  Consolidations, Mergers and Sales of Assets....................39
Section 5.09.  Use Of Proceeds................................................39
Section 5.10.  Restricted Payments............................................39
Section 5.11.  Transactions With Affiliates...................................40
Section 5.12.  Limitations on Debt............................................40
Section 5.13.  Limitations on Investments; Loans, Advances, Guarantees and
               Acquisitions...................................................41
Section 5.14.  Further Assurances Regarding Collateral and Guaranty
               Requirement....................................................41
Section 5.15.  QSC Bank Facility Covenants....................................42

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Default..............................................42
Section 6.02.  Notice of Default..............................................44

                                    ARTICLE 7
                                    THE AGENT

Section 7.01.  Appointment and Authorization..................................45
Section 7.02.  Agent and Affiliates...........................................45
Section 7.03.  Action by Agent................................................45
Section 7.04.  Consultation with Experts......................................45
Section 7.05.  Delegation of Duties...........................................46
Section 7.06.  Liability of Agent.............................................46

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Section 7.07.  Indemnification................................................46
Section 7.08.  Credit Decision; Disclosure of Information by Agent............46
Section 7.09.  Successor Agent................................................47
Section 7.10.  Agent's Fee....................................................47

                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.......48
Section 8.02.  Illegality.....................................................48
Section 8.03.  Increased Cost and Reduced Return..............................49
Section 8.04.  Taxes..........................................................50
Section 8.05.  Domestic Loans Substituted for Affected Euro-Dollar Loans......52
Section 8.06.  Substitution of Lender.........................................52

                                    ARTICLE 9
                                   GUARANTEES

Section 9.01.  The Guaranty...................................................53
Section 9.02.  Guaranty Unconditional.........................................53
Section 9.03.  Discharge Only upon Payment in Full; Reinstatement in
               Certain Circumstances..........................................54
Section 9.04.  Waiver by Guarantors...........................................54
Section 9.05.  Subrogation....................................................54
Section 9.06.  Stay of Acceleration...........................................54

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. Notices........................................................54
Section 10.02. No Waivers.....................................................55
Section 10.03. Expenses; Indemnification......................................55
Section 10.04. Sharing of Set-offs............................................56
Section 10.05. Amendments and Waivers; Release of Liens.......................56
Section 10.06. Successors and Assigns.........................................57
Section 10.07. Governing Law; Submission to Jurisdiction......................59
Section 10.08. Counterparts; Integration; Effectiveness.......................59
Section 10.09. WAIVER OF JURY TRIAL...........................................59
Section 10.10. Confidentiality................................................59
Section 10.11. No Reliance on Margin Stock....................................60

Commitment Schedule

Schedule 4.04(a) - Supplemental Information

Schedule 4.05 - Litigation

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Schedule 4.07 - Environmental Matters

Schedule 5.07 - Existing Liens

Schedule 5.12 - Existing Debt

Schedule 5.13 - Existing Investments

Exhibit A -   Note

Exhibit B -   Security and Pledge Agreement

Exhibit C-1, C-2, C-3 and C-4 -   Opinions of Counsel for the Loan Parties

Exhibit D -   Assignment and Assumption Agreement

Exhibit E -   Notice of Borrowing

Exhibit F -   Use of Proceeds Certificate

                               TERM LOAN AGREEMENT

         AGREEMENT dated as of August 30, 2002, among QWEST SERVICES CORPORATION, QWEST DEX HOLDINGS, INC., QWEST DEX, INC., the LENDERS listed on the signature pages hereof, and BANK OF AMERICA, N.A., as Agent.

         The parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01.  The Definitions.

         The following terms, as used herein, have the following meanings:

         "Additional Permitted Secured Obligations" has the meaning set forth in the Security and Pledge Agreement.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.07.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Lender.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means Bank of America, N.A., in its capacities as administrative agent and collateral agent for the Lenders under the Loan Documents, and its successors in such capacities.

         "Agent-Related Person" has the meaning set forth in Section 7.08.

         "Agreement" means this Term Loan Agreement dated as of August 30, 2002, as the same may from time to time be amended, amended and restated, modified or supplemented.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its

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Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its
Tranche B Loans, its Tranche B Lending Office.

         "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property of such Person, except (i) sales of inventory, customer premises equipment and other equipment, conduit, fiber and capacity (including indefeasible rights of use), Permitted Investments and sales or licenses of technology, in each case in the ordinary course of business, (ii) write-offs of accounts receivable or settlements of accounts receivable for less than the total unpaid balance thereof, in each case in the ordinary course of business and consistent with such Person's historical collection practices, and (iii) Excluded Asset Transfers. Nothing contained in this definition shall be construed to limit or modify any restriction contained in Section 5.08(b) or 5.08(c).

         "Assignee" has the meaning set forth in Section 10.06(c).

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Margin" has the meaning set forth in Section 2.07(a).

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Qwest Dex, Inc., a Colorado corporation, and its successors.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Borrowing Date" means the date on which the Loans are to be made.

         "Capital Expenditures" means, for any period, the sum (without duplication) of (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings and its Subsidiaries for such period and (b) any capital lease obligations incurred by Holdings and its Subsidiaries during such period.

         "Capital Funding" means Qwest Capital Funding, Inc., a Colorado corporation, and its successors.

         "Change of Control" shall occur if (i) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Philip F. Anschutz, Anschutz Company or any of their affiliates, obtain ownership or control (whether in one transaction or one or more series of transactions) of more than 50% of the outstanding shares of common stock of QCII or of the shares of QCII entitled to vote on the election of members of the board of directors of QCII, (ii) Holdings shall cease to be a direct or indirect wholly-owned Subsidiary of QCII, (iii) the Borrower shall cease to be a wholly-owned Subsidiary of Holdings or (iv) QSC shall cease to be a direct or indirect Subsidiary of QCII.

         "Class", when used in respect of any Loan, Borrowing or Commitment, refers to whether such Loan, or the Loans comprising such Borrowing, or the Loans to be made pursuant to such Commitment, are Tranche A Loans or Tranche B Loans.

         "Closing Date" means the date on which the Agent shall have received the documents or evidence specified in or pursuant to Section 3.01.

         "Collateral" means any and all "Collateral", as defined in any Collateral Document.

         "Collateral Agent" has the meaning set forth in the Security and Pledge Agreement.

         "Collateral and Guaranty Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from each Lien Grantor either (i) a counterpart of the Security and Pledge Agreement duly executed and delivered on behalf of such Lien Grantor or
         (ii) in the case of any Person that becomes a Lien Grantor after the Closing Date, a supplement to the Security and Pledge Agreement, in the form specified therein, duly executed and delivered on behalf of such Lien Grantor;

                  (b) all outstanding Equity Interests constituting Collateral shall have been pledged pursuant to the Security and Pledge Agreement and the Collateral Agent shall have received all certificates or other instruments representing all outstanding Equity Interests of Corp., all outstanding Equity Interests of QwestDex and all outstanding Equity Interests of QwestDex, Inc., in each case together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Instruments constituting Collateral shall have been pledged pursuant to the Security and Pledge Agreement and the Collateral Agent shall have received all such Instruments (subject to any limitations set forth in the Security and Pledge Agreement), together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security and Pledge Agreement and perfect or record such Liens to the extent, and with the priority, required by the Security and Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

                  (e) each Lien Grantor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of the Security and Pledge Agreement and (ii) subject to any limitations set forth in the Security and Pledge Agreement, the performance of its obligations thereunder and the granting of the Liens purported to be granted by it thereunder.

         "Collateral Documents" means the Security and Pledge Agreement and each other security agreement, pledge agreement, instrument or document executed and delivered pursuant to Section 5.14 to secure any of the Secured Obligations.

         "Commitment" means a Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

         "Consolidated Adjusted Interest Expense" means, for any period, Consolidated Interest Expense minus any portion thereof attributable to Intercompany Debt.

         "Consolidated EBITDA" means, for any period, the net income of Holdings and its Consolidated Subsidiaries determined on a consolidated basis for such period (adjusted to exclude the effect of (w) any non-cash losses as a result of impairment of goodwill as required by Statement of Financial Accounting Standards No. 142, (x) equity gains or losses in unconsolidated Persons, (y) any preferred dividend income and any extraordinary or other non-recurring or non-operating gain or non-recurring or non-operating loss or (z) any gain or loss on the disposition of investments), plus, to the extent deducted in determining such adjusted net income, (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization, reserves and other non-cash charges and (iv) transaction costs incurred with this Agreement and minus, to the extent included in determining such adjusted net income, the aggregate amount of (i) interest income and (ii) income tax benefit.

         "Consolidated Interest Expense" means, for any period, for Holdings and its Consolidated Subsidiaries on a consolidated basis, (a) all cash interest expense in connection with borrowed money (including capitalized interest payable currently in cash) or in connection with the deferred purchase price of assets, and (b) the portion of cash rent expense of Holdings and its Consolidated Subsidiaries with respect to such period under capital leases that is treated as interest.

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

         "Consolidated Net Worth" means, at any date, the consolidated stockholders equity of Holdings and its Consolidated Subsidiaries at such date, without giving effect to any non-cash losses as a result of impairment of goodwill as required by Statement of Financial Accounting Standards No. 142.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of QCII, QSC, Holdings or the Borrower, as applicable, in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Working Capital Adjustment" means, for any period, on a consolidated basis, the amount (which may be a negative number) by which Net Working Capital as of the beginning of such period exceeds (or is less than) Net Working Capital as of the end of such period.

         "Contingent Prepayment Amount" means, with respect to any Contingent Prepayment Date, the largest multiple of $1,000,000 which is no greater than the amount by which Dex Cash exceeded $15,000,000 at 5:00 PM (Denver time) on the preceding Friday. To the extent a Contingent Payment Amount would otherwise include the Net Proceeds of any Prepayment Event (as defined herein or in the QSC Bank Facility), appropriate adjustments shall be made to exclude such Net Proceeds.

         "Contingent Prepayment Date" means the second Domestic Business Day following each Friday of each calendar week.

         "Corp." means Qwest Corporation, a Colorado corporation, and its successors.

         "Corp. Company" means Corp. or any of its Subsidiaries.

         "Corp. Equity Collateral" has the meaning set forth in the Security and Pledge Agreement.

         "Credit Exposure" means, with respect to any Lender, the amount of its Commitment, if still in existence, or the aggregate unpaid principal amount of its Loans, if the Commitments shall have, or shall have been, terminated.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person.

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

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dex Cash" means, at any date, the consolidated cash and cash equivalents of Holdings and its Consolidated Subsidiaries at such date.

         "Dex Purchaser Secured Obligations" has the meaning set forth in the Security and Pledge Agreement.

         "Dexter Assets" means any assets of any QwestDex Company other than Rodney Assets.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York or Charlotte, North Carolina are authorized by law to close.

         "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "Domestic Loan" means (i) a Tranche A Loan which bears interest at the Base Rate pursuant to the Notice of Borrowing or the applicable Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Domestic Loan immediately before it became overdue.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Interests" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means QCII, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with QCII or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means (i) a Tranche A Loan which bears interest at a Euro-Dollar Rate pursuant to the Notice of Borrowing or the applicable Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan before it became overdue.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07 on the basis of an Adjusted London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excess Cash Flow" means, for any fiscal period, (i) Consolidated EBITDA for such fiscal period plus (ii) to the extent deducted from such Consolidated EBITDA, (x) interest income and (y) cash income tax benefit plus
(iii) to the extent excluded from such Consolidated EBITDA, non-recurring or non-operating cash gains (except to the extent attributable to a QwestDex Qualifying Asset Sale or a Qualifying Dexter Asset Sale), plus (iv) the Consolidated Working Capital Adjustment for such period minus (v) to the extent excluded from such Consolidated EBITDA, non-recurring or non-operating cash losses minus (vi) Consolidated Adjusted Interest Expense for such fiscal period minus (vii) Capital Expenditures (except to the extent attributable to the incurrence of long-term Debt) for such fiscal period minus (viii) the current portion of income tax expense for such period, provided that at any time a Trigger Event exists, the amount deducted pursuant to this clause (viii) shall not exceed the actual amount of income taxes payable currently by or on behalf of the QwestDex Companies, after giving effect to any credits, loss carryforwards or

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

other tax attributes of QCII and its Subsidiaries available to reduce such current payment obligation ("Permitted Tax Payments") minus (ix) the portion of rentals under capital leases allocable to principal and minus (x) the amount of any optional prepayments of the Loans or mandatory prepayments of the Loans pursuant to Section 2.11(d) during such period. To the extent Excess Cash Flow for any period would otherwise include the Net Proceeds of any Prepayment Event (as defined herein or in the QSC Bank Facility), appropriate adjustments shall be made to exclude such Net Proceeds.

         "Excluded Asset Transfer" means (i) a sale or disposition of shares of Equity Interests in a Subsidiary of Holdings in order to qualify members of the governing body of such Subsidiary, if required by applicable law, and in such amounts as required by applicable law, (ii) the formation of, and transfer of assets to, newly formed, wholly-owned Subsidiaries of the Borrower contemplated by the QwestDex Purchase Agreements substantially simultaneously with the consummation of the respective Asset Sales contemplated thereby, (iii) in the event that the respective sales of the Dexter Assets and the Rodney Assets pursuant to the QwestDex Purchase Agreements are not consummated, any similar transfer of assets to one or more wholly-owned Subsidiaries of the Borrower required in connection with, and effected substantially simultaneously with the consummation of, an Asset Sale of the Dexter Assets or the Rodney Assets, as the case may be, permitted by Section 5.08(b), and (iv) any transfer of assets pursuant to any merger or consolidation permitted by Section 5.08(a).

         "Facility Liens" has the meaning set forth in Section 5.07(e).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America, N.A., on such day on such transactions as determined by the Agent.

         "Fixed Rate" has the meaning set forth in Section 2.07(c).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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

         "Group of Loans" means at any time a group of Loans consisting of (a) all Tranche A Loans outstanding at such time which are (i) Domestic Loans at such time or (ii) Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Domestic Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made or (b) all Tranche B Loans outstanding at such time.

         "Guaranteed Obligations" means, with respect to each Guarantor, all advances to, and debts, liabilities (including without limitation the Loans), obligations, covenants and duties of, the Borrower, arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after, or would accrue but for, the commencement of an insolvency proceeding, whether or not allowed or allowable in such proceeding.

         "Guarantor" means each of QSC and Holdings.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Holdings" means Qwest Dex Holdings, Inc., a Delaware corporation, and its successors.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Instruments" has the meaning set forth in the Security and Pledge Agreement.

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

         "Insured Judgment Amounts" means that part, if any, of any and all judgments rendered against any Loan Party and/or any of its Subsidiaries that are covered by insurance issued by a financially responsible insurer(s) who has not disputed coverage.

         "Intercompany Debt" means Debt of a QwestDex Company owing to QCII or any of its Subsidiaries.

         "Interest Period" means, with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c)      no Interest Period may end after the Termination
         Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Lender" means each Person listed as a "Lender" on the signature pages hereof, each Assignee which becomes an Lender pursuant to Section 10.06(c), and their respective successors.

         "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund or managed account which invests in bank loans and similar extensions of credit, any other fund or managed account that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Leverage Trigger Event" means a Senior Debt Ratio exceeding, at the last day of any fiscal quarter, (i) 1.0 to 1.0 if such date is prior to the date of consummation of a Qualifying Dexter Asset Sale and (ii) 1.5 to 1.0 if such date is on or after the date of consummation of a Qualifying Dexter Asset Sale. A Leverage Trigger Event will cease to be continuing on the first to occur of
(x) the date of delivery of financial statements pursuant to Section 5.01 showing no Trigger Event existed at the date thereof and (y) the date on which, after subtracting the amount of prepayments of Loans since the date of the most recent financial statements delivered pursuant to Section 5.01 from Senior Debt as reflected in such financial statements, no Trigger Event would have existed as at the date thereof.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, QSC or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Lien Grantor" has the meaning set forth in the Security and Pledge Agreement.

         "Loan" means a Tranche A Loan or Tranche B Loan, or any combination thereof (as the context requires).

         "Loan Documents" means this Agreement, the Notes, and the Collateral Documents.

         "Loan Party" means each of QSC, Holdings and the Borrower.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Material Debt" means Debt (other than the Loans) of QSC and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Proceeds" means, with respect to any event, the cash proceeds received in respect of such event including, without limitation, any cash received in respect of any non-cash proceeds, but only as and when received, in each case net of the sum of (1) all reasonable fees and out-of-pocket costs and expenses paid (or reasonably estimated to be payable) by a Prepayment Party to third parties (other than Affiliates) in connection with such event, (2) in the case of a sale, transfer or other disposition of an asset (including, without limitation, pursuant to a sale and leaseback transaction), the amount of all payments required to be made by a Prepayment Party as a result of such event to repay Debt secured by such asset (but excluding (x) Loans and (y) any Debt secured by such asset if such Debt or the Lien securing such Debt is subordinated (or is required to be subordinated) to the Loans), and (3) the amount of all taxes paid (or reasonably estimated to be payable) by a Prepayment Party, the amount of any reserves established by a Prepayment Party to fund contingent liabilities reasonably estimated to be payable (until such time as such amounts are no longer reserved or such reserves are no longer necessary, at which time any remaining amounts will become Net Proceeds) and the amount of capital and operating expenditures that would not otherwise have been incurred and are required in writing or by application of policy by a public utility commission to be incurred as a condition to its consent, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower); provided that "Net Proceeds" shall not include any cash payment received by a Prepayment Party and constituting a deposit or advance with respect to an Asset Sale that has not been consummated on or prior to the date of receipt thereof (it being understood that upon consummation of such Asset Sale such cash payment shall constitute "Net Proceeds" with respect thereto).

         "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings and its Consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings and its Consolidated Subsidiaries as of such date (excluding current liabilities in respect of Debt). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the

Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means investments in:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

                  (c) certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) any other Investments made in compliance with the Cash Management Investment Policy of the cash management group of QSC with respect to cash investments, substantially as in effect on the Closing Date.

         "Permitted Tax Payments" is defined in the definition of Excess Cash Flow.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prepayment Event" means (i) any QwestDex Qualifying Asset Sale and
(ii) any sale, transfer or other disposition of the capital stock of Corp. which constitutes a Prepayment Event under the QSC Bank Facility (as in effect on the date hereof).

         "Prepayment Event Notice" means any notice delivered by the Borrower pursuant to Section 2.15.

         "Prepayment Party" means the Borrower or QSC (solely with respect to the sale of the capital stock of Corp.).

         "Prime Rate" means the rate of interest publicly announced by Bank of America, N.A., from time to time as its Prime Rate.

         "Purchase Money Debt" means Debt of any Person incurred for the purpose of financing all or any part of the cost of the acquisition of any asset by such Person, so long as the proceeds of any such Debt are applied by such Person upon receipt thereof (and in any event within ten (10) Domestic Business Days after receipt thereof) to acquire such asset.

         "Purchase Money Obligor" has the meaning set forth in Section 5.07(b).

         "QCII" means Qwest Communications International Inc., a Delaware corporation, and its successors.

         "QCII Indentures" means the Indenture dated as of November 27, 1998 between QCII and Bankers Trust Company, as Trustee, the Indenture dated as of November 4, 1998 between QCII and Bankers Trust Company, as Trustee, the Indenture dated as of August 28, 1997 between QCII and Bankers Trust Company, as Trustee, as supplemented by First Supplemental Indenture dated as of February 16, 2001, the Indenture dated as of October 15, 1997 between QCII and Bankers Trust Company, as Trustee, as supplemented by First Supplemental Indenture dated as of February 16, 2001, and the Indenture dated as of January 29,

1998 between QCII and Bankers Trust Company, as Trustee, as supplemented by First Supplemental Indenture dated as of February 16, 2001.

         "QSC" means Qwest Services Corporation, a Colorado corporation, and its successors.

         "QSC Asset Collateral" has the meaning set forth in the Security and Pledge Agreement.

         "QSC Bank Facility" means the QSC Existing Bank Facility as restructured and assumed pursuant to the amendment and restatement referred to in Section 3.01(d), and as further amended from time to time.

         "QSC Existing Bank Facility" means the 364-Day Credit Agreement dated as of May 4, 2001 and amended and restated as of March 12, 2002 among Qwest Capital Funding, Inc., Corp. and QCII, the banks listed therein and Bank of America, N.A., as administrative agent, as in effect immediately prior to the Closing Date.

         "Qualifying Dexter Asset Sale" means any Asset Sale by a QwestDex Company to the extent that the assets transferred pursuant thereto consist solely of Dexter Assets.

         "Qwest Entity" has the meaning set forth in Section 7.02.

         "QwestDex Asset Collateral" has the meaning set forth in the Security and Pledge Agreement.

         "QwestDex Company" means Holdings or any of its Subsidiaries.

         "QwestDex Dexter Purchase Agreement" means the Purchase Agreement dated August 19, 2002 between QCII, QSC, the Borrower and the QwestDex Purchaser with respect to the Dexter Assets, as amended, amended and restated, modified or supplemented from time to time.

         "QwestDex Holdings Intercompany Note" means the Loan Agreement dated January 15, 2002 governing borrowings by Holdings from Capital Funding and the Debt outstanding thereunder.

         "QwestDex Inc. Intercompany Note" means the Loan Agreement dated January 15, 2002 governing borrowings by the Borrower from Capital Funding and the Debt outstanding thereunder.

         "QwestDex Purchase Agreements" means the QwestDex Dexter Purchase Agreement and the QwestDex Rodney Purchase Agreement.

         "QwestDex Purchaser" means Dex Holdings LLC, a Delaware limited liability company, and its successors and, with respect to either QwestDex Purchase Agreement, its permitted assignees pursuant to Section 10.5 of such QwestDex Purchase Agreement.

         "QwestDex Qualifying Asset Sale" means any Asset Sale by Holdings or any of its Subsidiaries, except (i) any Qualifying Dexter Asset Sale, (ii) any Asset Sale to Holdings or to any of its Subsidiaries and (iii) any other single disposition or series of related dispositions resulting in aggregate Net Proceeds not exceeding $2,500,000 for any single disposition or series of related dispositions or $10,000,000 in the aggregate for all such dispositions which constitute Asset Sales by Holdings or any of its Subsidiaries (other than an Asset Sale described in clause (i) or (ii) of this definition).

         "QwestDex Rodney Purchase Agreement" means the Purchase Agreement dated August 19, 2002 between QCII, QSC, the Borrower and the QwestDex Purchaser with respect to the Rodney Assets, as amended, amended and restated, modified or supplemented from time to time.

         "QwestDex Statements" has the meaning set forth in Section 4.04(a).

         "Required Lenders" means at any time Lenders having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Loans evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

         "Restatement Date" means the first date after the Closing Date on which the QCII, QSC or Corp. files a restatement of a Form 10-Q or Form 10-K with the Securities and Exchange Commission.

         "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property, including without limitation pursuant to a "spin-off" or other distribution to equity holders generally) with respect to any Equity Interest of Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (ii) any payment of principal, premium or interest in respect of any Intercompany Debt and (iii) any investment in or other advance of funds to QCII or any of its Subsidiaries (other than a QwestDex Company), including without limitation any transfer of funds in connection with the consolidated cash management practices of QCII but excluding any Permitted Tax Payment.

         "Revolver Secured Obligations" has the meaning set forth in the Security and Pledge Agreement.

         "Rodney Assets" means any assets of any QwestDex Company which are to be sold pursuant to the QwestDex Rodney Purchase Agreement, which assets constitute assets located in Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming or are used by such QwestDex Company primarily in the conduct of its business in any of the foregoing states.

         "Secured Obligations" means the "Secured Obligations" (as defined in the Security and Pledge Agreement) that have been or will be incurred under the Loan Documents.

         "Security and Pledge Agreement" means the Security and Pledge Agreement, substantially in the form of Exhibit B, dated as of the Closing Date among QSC, Holdings, the Borrower and the Agent, as amended from time to time.

         "Senior Debt" means the total principal amount of Debt of Holdings and its Consolidated Subsidiaries, determined on a consolidated basis, excluding Intercompany Debt and the Guaranty of the QSC Bank Facility.

         "Senior Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Senior Debt as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four fiscal quarters ended on such date.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Supplemental Information" has the meaning set forth in Section
4.04(a).

         "Term Secured Obligations" has the meaning set forth in the Security and Pledge Agreement.

         "Termination Date" means the second anniversary of the Closing Date, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Loan in the amount set forth opposite the name of such Lender on the Commitment Schedule hereof or in the applicable Assignment and Assumption Agreement, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06.

         "Tranche A Lender" means an Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

         "Tranche A Loan" means a Loan made pursuant to Section 2.01(i).

         "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Loan in the amount set forth opposite the name of such Lender on the Commitment Schedule hereof or in the applicable Assignment and Assumption Agreement, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06.

         "Tranche B Lender" means an Lender with a Tranche B Commitment or an outstanding Tranche B Loan.

         "Tranche B Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Tranche Lending Office by notice to the Borrower and the Agent.

         "Tranche B Loan" means a Loan made pursuant to Section 2.01(ii).

         "Trigger Event" means (i) the occurrence of an Event of Default or (ii) a Leverage Trigger Event.

         "Type", when used in respect of Tranche A Loan or any Borrowing comprised of Tranche A Loans, refers to whether such Loans are Domestic Loans or Euro-Dollar Loans.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Use of Proceeds Certificate" means a certificate of the Borrower substantially in the form of Exhibit F, duly completed and executed by the Borrower.

         Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in Holdings' independent public accountants) with the most recent audited consolidated financial statements of Holdings and its Consolidated Subsidiaries and/or QSC and its Consolidated Subsidiaries delivered to the Agent (and delivered by the

Agent to the Lenders); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in such generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Lenders wish to amend Article 5 for such purpose), then compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect in the United States immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made pursuant to Article 2 on a single date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Dollar Loans, have the same Interest Period or initial Interest Period. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan" or a "Tranche B Loan") or by Type (e.g., a "Eurodollar Loan" or a "Base Rate Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing" or a "Tranche B Borrowing") or by Type (e.g., a "Eurodollar Borrowing" or a "Base Rate Borrowing").


                                    ARTICLE 2
                                   THE CREDITS

         Section 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement (i) each Tranche A Lender severally agrees to make on the Borrowing Date a single Tranche A Loan to the Borrower in a principal amount not exceeding the amount of its Tranche A Commitment, and (ii) defined. each Tranche B Lender severally agrees to make on the Borrowing Date a single Tranche B Loan to the Borrower in a principal amount not exceeding the amount of its Tranche B Commitment. None of the Commitments is revolving in nature, and principal amounts of the Loans of either Class repaid or prepaid may not be reborrowed.

         Section 2.02. Notice of Borrowing. The Borrower shall give the Agent notice, substantially in the form of Exhibit E (the "Notice of Borrowing"), not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the Borrowing Date, if any Euro-Dollar Loans are to be made on the Borrowing Date and (y) otherwise, the Borrowing Date, specifying:

                  (i) the proposed Borrowing Date, which shall be a Domestic Business Day, and if any Euro-Dollar Loans are to be made on the Borrowing Date, which shall also be Euro-Dollar Business Day,

                  (ii) the aggregate amount of the Borrowing of each Class to be made on the Borrowing Date; provided that the Borrower may not request a Borrowing of either Class unless (x) contemporaneously therewith, the Borrower shall have requested a Borrowing of the other Class, and (y) the amount of the Borrowing of each Class (expressed as a percentage of the Commitments of such Class) shall be the same,

                  (iii) whether the Loans included in the Tranche A Borrowing bear interest initially at the Base Rate or at a Euro-Dollar Rate, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         Section 2.03.  [Intentionally Deleted].

         Section 2.04. Notice to Lenders; Funding of Loans. Upon receipt of the Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of the Borrowing of the relevant Class and the Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 1:00 P.M. (New York City time) on the date of the Borrowing, each Lender shall make available its share (if any) of the Borrowing of the relevant Class, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless any applicable condition specified in Article 3 has not been satisfied, as determined by the Agent in accordance with Article 3, the Agent will make the funds so received from the Lenders immediately available to the Borrower at the Agent's aforesaid address.

         (c) Unless the Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Agent such Lender's share of the Borrowing of the relevant Class, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in the relevant Borrowing for purposes of this

Agreement. If the Borrower shall have repaid such corresponding amount of such Lender, such Lender shall reimburse the Borrower for any loss on account thereof incurred by the Borrower. Nothing contained in the foregoing shall be construed as relieving an Lender of its obligation to fund a Loan when required under the terms of this Agreement.

         Section 2.05. Notes; Evidence of Loans. (a) Any Lender may, by notice to the Borrower and the Agent, request that Loans made by it be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office, unless such Lender indicates otherwise, in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

         (b) Any Lender may, by notice to the Borrower and the Agent, request that its Loans of a particular Class or Type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class or Type. Each reference in this Agreement to a "Note" or the "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of any Lender's Notes pursuant to Section 3.01, the Agent shall forward such Notes to such Lender. Each Lender shall record the date, amount, Class and Type of the Loans made by it and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes or any other Loan Document. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         (d) Loans made by each Lender and not evidenced by a Note shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

         (e) The Borrower authorizes the Agent, and the Agent agrees, to maintain, or cause to be maintained at its offices, a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the

Commitments of, and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Lender shall maintain a register of its participants comparable to the Register. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Loan Party under the Loan Documents.

         (f) With respect to any Loans hereunder, whether or not evidenced by a Note, in the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

         Section 2.06. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

         Section 2.07. Interest Rates. (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on the last day of each calendar quarter and, with respect to the principal amount of any Domestic Loan converted to a Euro-Dollar Loan, on each date a Domestic Loan is so converted. Any overdue principal of or interest on any Domestic Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Domestic Loans for such day.

         "Base Rate Margin" means a rate per annum equal to 8.75%.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the applicable London Interbank Offered Rate by (y) 1.00 minus the Euro-Dollar Reserve Percentage.

         "Euro-Dollar Margin" means a rate per annum equal to 11.50%.

         The "London Interbank Offered Rate" applicable to any Interest Period means:

                           (A) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period, or

                           (B) if the rate referenced in the preceding clause (A) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period, or

                           (C) if the rates referenced in the preceding clauses (A) and (B) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euro-Dollar Loan being made, continued or converted by Bank of America, N.A., and with a term equivalent to such Interest Period, would be offered by Bank of America, N.A.'s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 P.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (A) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to Bank of America, N.A. are offered to Bank of America, N.A., in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Domestic Loans for such day) and (B) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

         (c) Each Tranche B Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Fixed Rate. Such interest shall be payable quarterly in arrears on the last day of each calendar quarter. Any overdue principal of or interest on any Tranche B Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Fixed Rate.

         "Fixed Rate" means a rate per annum equal to 14.00%.

         (d) The Agent shall determine each interest rate applicable to the Tranche A Loans hereunder. The Agent shall give prompt notice to the Borrower and the Tranche A Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         Section 2.08.  [Intentionally Deleted].

         Section 2.09. Termination of Commitments. The Commitments shall automatically terminate on the earlier of (i) close of business (New York City time) on September 6, 2002 and (ii) the Borrowing Date, immediately after the Loans are made.

         Section 2.10. Method of Electing Interest Rates with Respect to Tranche A Loans. (a) The Loans included in the Tranche A Borrowing shall bear interest initially at the Type of rate specified by the Borrower in the Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the

Type of interest rate borne by each Group of Tranche A Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Domestic Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Domestic Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Tranche A Loans; provided that (i) such portion is allocated ratably among the Tranche A Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $5,000,000.

         (b)      Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Tranche A Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Tranche A Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of

Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Domestic Loans on the last day of the then current Interest Period applicable thereto.

         Section 2.11.  Prepayments.

         (a) Subject in the case of any Euro-Dollar Loans to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Domestic Loans or the Tranche B Loans or, upon three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that the Borrower may prepay Loans of one Class pursuant to this subsection (a) only if contemporaneously therewith the Borrower shall prepay Loans of the other Class (pro rata on the basis of aggregate principal amount of Loans of each Class the outstanding) pursuant to this subsection (a).

         (b) On the third Euro-Dollar Business Day after any date on which any Net Proceeds are received by or on behalf of QCII or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall prepay Loans in an aggregate principal amount equal to 100% of such Net Proceeds.

         (c) The Borrower shall prepay Loans in an aggregate principal amount equal to 25% of Excess Cash Flow for each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2003. Each such prepayment shall be made on the third Euro-Dollar Business Day after the date on which financial statements of Holdings are delivered pursuant to Section 5.01 with respect to the relevant fiscal year (and in any event no later than the 95th day after the end of such fiscal year).

         (d) If a Leverage Trigger Event shall have occurred at any fiscal quarter end, on each Contingent Prepayment Date following the date on which the related financial statements were (or were required to be) delivered pursuant to
Section 5.01 for so long as such Trigger Event is continuing, the Borrower shall prepay an aggregate principal amount of the Loans equal to the related Contingent Prepayment Amount.

         (e) Upon receipt of a notice of prepayment pursuant to this Section or Section 2.15, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         (f) Each prepayment of the Loans pursuant to subsections (b), (c) or (d) above shall be applied to prepay ratably the Loans of each Class (on the basis of aggregate principal amount of Loans of each Class the outstanding). Each prepayment of the Tranche A Loans pursuant to subsections (a), (b) or (c) above shall be applied to prepay the Loans of the several Lenders included in such Group or Groups of Tranche A Loans as the Borrower shall have specified in the relevant notice of prepayment (or, if the Borrower shall have failed to so specify, such Group or Groups of Tranche A Loans as the Agent shall determine in its discretion).

         Section 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees and other amounts payable hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without off set or counterclaim, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Domestic Loans, Tranche B Loans or other amounts payable hereunder (other than amounts described in the immediately succeeding sentence) shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

         Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Domestic Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Euro-Dollar Loan, or convert or continue any Euro-Dollar Loans, in each case after notice has been given to any Lender in accordance with Section 2.04(a), 2.11(a) or 2.15, as applicable, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Any Lender requesting compensation pursuant to this Section 2.13 shall notify the Borrower of such request on or before the date that is three Euro-Dollar Business Days after the event giving rise to such request.

         Section 2.14. Computation of Interest. Interest based on the Prime Rate or the Fixed Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.15. Notice of Prepayment Events. The Borrower shall notify the Agent by telephone (confirmed by telecopy) of the proposed consummation of any Prepayment Event (and the prepayment of the Loans pursuant to Section 2.11(b)), not later than 10:30 a.m., New York City time, on the date of the proposed consummation thereof. Each such notice shall be irrevocable and shall specify (i) the date of consummation of the applicable Prepayment Event, (ii) a reasonably detailed calculation of the Net Proceeds thereof, and (iii) the amount of the prepayment of the Loans as a result of such Prepayment Event. Upon receipt of a notice of a Prepayment Event pursuant to this subsection, the Agent shall promptly notify each Lender of the contents thereof.


                                    ARTICLE 3
                                   CONDITIONS

         Section 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent (or its counsel) of the following (in the case of any document, dated the Closing Date unless otherwise indicated):

         (a) duly executed counterparts hereof signed by each of the Borrower, the Guarantors, the Lenders and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart hereof);

         (b) a duly executed Note for the account of each Lender requesting a Note dated on or before the Closing Date complying with the provisions of
Section 2.05;

         (c) (i) duly executed counterparts of the Security and Pledge Agreement and (ii) evidence satisfactory to the Agent that the Collateral and Guaranty Requirement shall have been satisfied;

         (d) evidence satisfactory to the Agent in its discretion of the effectiveness of an amendment and restatement of the QSC Existing Bank Facility on terms and conditions reasonably satisfactory to the Required Lenders;

         (e) opinions of Yash Rana, associate general counsel for the Loan Parties, O'Melveny & Myers LLP, special counsel to the Loan Parties, Holme Roberts & Owen LLP, special counsel to the Loan Parties, and Hogan & Hartson, L.L.P., special regulatory counsel to the Loan Parties, covering the matters set forth in Exhibits C-1, C-2, C-3 and C-4 hereto, respectively, and such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

         (f) evidence satisfactory to the Agent of the payment of all fees and other amounts payable to the Agent for the account of the Lenders or the Agent on or prior to the Closing Date, including, to the extent invoiced, reimbursement of all out-of-pocket expenses (including, without limitation, legal fees and expenses) required to be reimbursed or paid by the Borrower hereunder;

         (g) evidence satisfactory to the Agent in its discretion that neither QCII nor any of its Subsidiaries (including without limitation any Loan Party) shall be the subject of a proceeding under Chapter 11 of the Bankruptcy Code;

         (h) the QwestDex Restated Statements, in each case in form and substance reasonably satisfactory to the Agent (which financial statements shall be made available to each Lender upon request);

         (i) the QwestDex Inc. Intercompany Note and the QwestDex Holdings Intercompany Note shall have been modified so as to extend the maturity thereof to a date not earlier than 91 days after the Termination Date, to be subordinated to the Loans and the Guarantees hereunder on terms and conditions satisfactory to the Agent and otherwise to be on terms and conditions reasonably satisfactory in form and substance to the Required Lenders; and

         (j) all documents the Agent may reasonably request relating to the existence of the Loan Parties, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent.

         The Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         Section 3.02. The Borrowing Date. The obligation of any Lender to make a Loan on the Borrowing Date is subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or prior to September 6, 2002,

         (b)      the fact that the Borrowing Date shall occur on the Closing
Date;

         (c)      receipt by the Agent of the Notice of Borrowing as required by
Section 2.02;

         (d) the fact that, immediately before and after the Borrowings to occur on the Borrowing Date, no Default shall have occurred and be continuing;

         (e) the fact that the representations and warranties of the Loan Parties contained in the Loan Documents shall be true on and as of the Borrowing Date; and

         (f)      receipt by the Agent of the Use of Proceeds Certificate.

         The Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the Borrowing Date as to the facts specified in clauses (d) and (e) of this Section.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Each of the Loan Parties party to this Agreement represents and warrants that:

         Section 4.01. Corporate Existence and Power. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, qualifications, consents and approvals required to carry on its business as now conducted.

         Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party are within such Person's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official except, with respect to the Security and Pledge Agreement and the transactions contemplated thereby, as set forth in the Collateral Documents, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Person or of any material agreement (including in any event the QCII Indentures and the QwestDex Purchase Agreements), judgment, injunction, order, decree or other instrument binding upon such Person or any Significant Subsidiary or result in the creation or imposition of any Lien on any material asset of such Person or any Significant Subsidiary (other than the Liens created by the Collateral Documents).

         Section 4.03. Binding Effect. Each Loan Document (other than the Notes) constitutes a valid and binding agreement of each Loan Party party thereto, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         Section 4.04.  Financial Information.

         (a) (i) The audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of December 31, 2000 and December 31, 2001 and, in each case, the related consolidated statements of income and cash flows for the fiscal year then ended, as well as the consolidated statements of income and cash flows for the fiscal year ended December 31, 1999, all reported on by KPMG (collectively, the "QwestDex Statements") and (ii) the consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of June 30, 2002 a copy of each of which has been delivered to each of the Lenders, taken together, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of Holdings and its Consolidated Subsidiaries as of such date specified therein and their consolidated results of operations and cash flows for such period specified therein, except in each case as listed in the information set forth in Schedule 4.04(a) (collectively, the "Supplemental Information") or as modified by the financial statements as of such date or for such period described in clause (ii) of this subsection 4.04(a) or delivered pursuant to Section 5.01(g), and subject to changes resulting from audit and year-end adjustments and the absence of footnotes.

         (b) Since June 30, 2002, there has been no material adverse change in the financial position or results of operations of Holdings and its Consolidated Subsidiaries, considered as a whole, except as set forth in the Supplemental Information (it being understood that (i) the restatement of the financial statements of QCII or any of its Consolidated Subsidiaries with respect to any fiscal period, or as of any date, ended on or prior to June 30, 2002 and (ii) the facts or events disclosed to the Lenders prior to the Closing Date as the facts or events necessitating such restatement shall not, in and of themselves, constitute a material adverse change in the financial position or results of operations of Holdings and its Consolidated Subsidiaries, considered as a whole).

         Section 4.05. Litigation. Except as disclosed in the QCII's 2001 Form 10-K and as specifically identified in Schedule 4.05, there is no action, suit or proceeding pending, or to the knowledge of QSC, Holdings or the Borrower, threatened, against QCII or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the financial position or results of operations of Holdings and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any Loan Document.

         Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where failure to comply would not have a material adverse effect on the consolidated financial position or consolidated results of operations of QCII and its Consolidated Subsidiaries, considered as a whole. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, in either case, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 4.07. Environmental Matters. (a) The operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the financial position or results of operations of Holdings and its Consolidated Subsidiaries, considered as a whole.

         (b) Except as specifically identified in Schedule 4.07, Holdings and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Laws ("Environmental Permits") necessary for their respective operations, and all such Environmental Permits are in good standing, and Holdings and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

         (c) Except as specifically identified in Schedule 4.07, there are neither any conditions or circumstances known to Holdings which may give rise to any claims or liabilities respecting any Environmental Laws or Hazardous Substances arising from the operations of Holdings or its Subsidiaries (including, without limitation, off-site liabilities), nor any additional costs of compliance with Environmental Laws, which collectively have an aggregate potential liability in excess of $25,000,000.

         Section 4.08. Taxes. United States Federal income tax returns of QCII and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992. QCII and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by QCII or any Subsidiary, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of QCII and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of QCII, adequate.

         Section 4.09. Subsidiaries. The Borrower is the only Subsidiary of Holdings that exists on the Closing Date.

         Section 4.10. Not an Investment Company. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.11. Full Disclosure. All written information heretofore furnished by any Loan Party to the Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by any Loan Party to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified, in each case in light of the circumstances in which the same were made and subject to the Supplemental Information. Any projections or pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the applicable Loan Party to be reasonable at the time they were made, it being recognized that such projections are not to be viewed as facts and that actual results may differ and such differences may be material.

         Section 4.12. Solvency. On the Closing Date, immediately after giving effect to the transactions contemplated herein (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the properties of each Loan Party will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Closing Date.

                                    ARTICLE 5
                                    COVENANTS

         Each Loan Party agrees that, so long as any Lender has any Commitment hereunder or any Loan or any other amount payable under any Loan Document remains unpaid:

         Section 5.01. Information. The Borrower will deliver to the Agent for distribution to each of the Lenders:

         (a) (i) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG or other independent public accountants of nationally recognized standing, and (ii) as soon as available and in any event within 90 days after the end of each fiscal year of QSC, a consolidated balance sheet of QSC and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG or other independent public accountants of nationally recognized standing; provided that, with respect to any set of financial statements required of QSC to be delivered pursuant to this clause
(ii) prior to the Restatement Date, QSC may, by notice to the Agent, elect (one time only with respect to any set of financial statements of QSC) that the date on which such financial statements are required to be delivered be extended to the earlier of (x) the date on which any filing is made with the Securities and Exchange Commission which filing includes such financial statements and (y) the date specified in such notice (which date shall be no later than the date which is 135 days after the end of the relevant fiscal year of QSC) and, upon receipt of such notice, such date of delivery shall be extended to the earlier of the date described in clause (x) and the date set forth in such notice;

         (b) (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Holdings, beginning with the fiscal quarter ending September 30, 2002, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of Holdings' fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Holdings' previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of Holdings, and (ii) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of QSC, beginning with the fiscal quarter ending September 30, 2002, a consolidated balance sheet of QSC and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of QSC's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of QSC's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of QSC; provided that, with respect to any set of financial statements required of QSC to be delivered pursuant to this clause (ii) prior to the Restatement Date, QSC may, by notice to the Agent, elect (one time only with respect to any set of financial statements of QSC) that the earlier of (x) the date on which any filing is made with the Securities and Exchange Commission which filing includes such financial statements and (y) the date on which such financial statements are required to be delivered be extended to the date specified in such notice (which date shall be no later than the date which is 95 days after the end of the relevant fiscal quarter of QSC) and, upon receipt of such notice, such date of delivery shall be extended to the earlier of the date described in clause (x) and the date set forth in such notice;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, in form and scope satisfactory to the Agent, of the chief financial officer (or such officer's designee, designated in writing by such officer) or the chief accounting officer of Holdings or QSC, as applicable, (i) in the case of financial statements of Holdings, setting forth in reasonable detail the calculations required to establish whether Holdings was in compliance with the requirements of Sections 5.06, 5.07, 5.10, 5.12 and 5.13 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Holdings or QSC, as applicable, is taking or proposes to take with respect thereto; and (2) in any event no later than 90 days after the end of each fiscal year of Holdings and 50 days after the end of each fiscal quarter of Holdings, a certificate of the chief financial officer (or such officer's designee, designated in writing by such officer) or the chief accounting officer of Holdings (i) setting forth in reasonable detail the calculations required to establish whether the Qwest Dex Companies were in compliance with the requirements of Sections 5.07, 5.10, 5.12 and 5.13 on the last day of such fiscal year or fiscal quarter, as applicable and (ii) stating whether any Default exists on the date of such certificate (other than any Default as a result of a breach of 5.06, which any certificate delivered pursuant to this clause (2) shall not be required to address) and, if any Default then exists, setting forth the details thereof and the action which Holdings is taking or proposes to take with respect thereto;

         (d) within five Domestic Business Days after any officer of QSC, Holdings or the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of such Loan Party setting forth the details thereof and the action which such Loan Party is taking or proposes to take with respect thereto;

         (e) upon delivery of any financial statements or other financial information to the holders of any Debt under the QSC Bank Facility, with respect to any Loan Party, without duplication of any statements or information otherwise delivered hereunder, copies of any such statements or information;

         (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
(iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vi) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, in either case, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of QCII setting forth details as to such occurrence and action, if any, which QCII or applicable member of the ERISA Group is required or proposes to take;

         (g) as soon as available, the restated consolidated financial statements of QCII and Corp., for any date, or any period, ended prior to the Closing Date, such statements to be audited by KPMG (but only if they relate to a period with respect to which audited financial statements have been previously issued) and to be reported on by KPMG in a manner acceptable to the Securities and Exchange Commission; and

         (h) from time to time such additional information regarding the financial position or business of QSC and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to clauses 5.01(a), (b), (e) or
(f) above shall be deemed to have been delivered on the date on which Borrower delivers such information to the Agent for posting on IntraLinks/IntraAgency or other relevant third-party commercial website (if any) on the Borrower's behalf; provided that (i) the Borrower shall deliver paper copies of the information referred to in clauses 5.01(a), (b), (d) or (e) to any Lender which requests such delivery and (ii) in every instance the Borrower shall provide paper copies of the certificates required by Section 5.01(c) to the Agent and each Lender requesting the same. Except for such certificates delivered pursuant to Section 5.01(c), the Agent shall have no obligation to request the delivery or maintain copies of the information referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such information.

         Section 5.02. Maintenance of Property; Insurance. (a) Each QwestDex Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) Each QwestDex Company will maintain (either in the name of the Borrower or in its own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried; provided that, in lieu of any such insurance, QCII and any Loan Party may maintain a system or systems of self-insurance and reinsurance which will accord with sound practices of similarly situated corporations maintaining such systems and with respect to which it will maintain adequate insurance reserves, all in accordance with generally accepted accounting principles and in accordance with sound insurance principles and practice.

         Section 5.03. Maintenance of Existence. Each QwestDex Company will preserve, renew and keep in full force and effect their respective corporate existence and their respective material rights, privileges, franchises and licenses necessary or desirable in the normal conduct of business.

         Section 5.04. Compliance with Laws. Each QwestDex Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves in conformity with generally accepted accounting principles have been established.

         Section 5.05. Inspection of Property, Books and Records. Each QwestDex Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         Section 5.06. Financial Covenants. (a) Interest Coverage. On the last day of any fiscal quarter of Holdings, the ratio of (i) Consolidated EBITDA to
(ii) Consolidated Adjusted Interest Expense, in each case for the four consecutive fiscal quarters of Holdings ended on such date, will not be less than (x) if such date is prior to the date of consummation of a Qualifying Dexter Asset Sale, 8.75 to 1.0 and (ii) if such date is on or after the date of consummation of a Qualifying Dexter Asset Sale, 4.75 to 1.0. For purposes of any determination hereunder prior to the first anniversary of the Borrowing Date, Consolidated Adjusted Interest Expense for any period of four consecutive fiscal quarters shall be calculated by annualizing the amount of Consolidated Adjusted Interest Expense for the period from the Borrowing Date to the last day of such period of four consecutive fiscal quarters, such annualization on a simple arithmetic basis.

         (b) Maximum Debt to EBITDA. The Senior Debt Ratio will not at any date exceed (i) if such date is prior to the date of consummation of a Qualifying Dexter Asset Sale, 1.25 to 1.0 and (ii) if such date is on or after the date of consummation of a Qualifying Dexter Asset Sale, 1.75 to 1.0. For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters during, or after, which a Qualifying Dexter Asset Sale is consummated, Consolidated EBITDA will be calculated on a pro forma basis as if the sale occurred on the first day of such period.

         (c) Minimum Net Worth. Consolidated Net Worth will not at any date be less than (i) if such date is prior to the date of consummation of a Qualifying Dexter Asset Sale, an amount equal to Consolidated Net Worth as at June 30, 2002 minus $150,000,000 and (ii) if such date is on or after the date of consummation of a Qualifying Dexter Asset Sale, such amount as may be mutually agreed upon by the Borrower and the Agent as appropriately giving effect to such Qualifying Dexter Asset Sale and application of the proceeds thereof, provided that in the absence of such agreement, such amount shall be reasonably determined by the Agent as appropriately giving effect to such Qualifying Dexter Asset Sale and application of the proceeds thereof, so long as the "cushion" (i.e., the difference between actual Consolidated Net Worth and minimum required Consolidated Net Worth, expressed as a percentage of actual Consolidated Net Worth) is no less than it was as of June 30, 2002.

         Section 5.07. Negative Pledge. No QwestDex Company will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, or on any Collateral, except:

         (a)      Liens existing on the Closing Date and listed in Schedule
5.07;

         (b) any Lien on any asset of any QwestDex Company (a "Purchase Money Obligor") securing Purchase Money Debt incurred by such Purchase Money Obligor in connection with the purchase of such asset and permitted under
Section 5.12, provided that such Lien attaches to such asset concurrently with or within 180 days after the incurrence of such Purchase Money Debt;

         (c) any Lien arising out of the refinancing, replacement, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets and such refinancing, replacement, extension, renewal or refunding is on terms and conditions (including the terms, conditions, status and ranking of any such Lien) not materially less favorable to the QwestDex Companies and the Lenders party hereto than the Debt being refinanced;

         (d) Liens arising in the ordinary course of business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (e) (i) Liens ("Facility Liens") on the Collateral pursuant to the Collateral Documents securing the Term Secured Obligations, (ii) Liens on the Collateral consisting of the Corp. Equity Collateral and the QSC Asset Collateral securing the Revolver Secured Obligations, which Liens may be senior to the Facility Liens, as provided in the Security and Pledge Agreement (or on other terms and conditions reasonably approved by the Agent), (iii) Liens on the Collateral (other than the Corp. Equity Collateral and the QSC Asset Collateral) securing the Revolver Secured Obligations so long as the Liens described in this clause (iii) shall be junior and subordinated to the Facility Liens, as provided in the Security and Pledge Agreement (or on other terms and conditions reasonably approved by the Agent), (iv) Liens on the QwestDex Asset Collateral securing indemnity obligations of QCII, QSC and the Borrower under the QwestDex Purchase Agreements in an aggregate amount not to exceed $100,000,000, so long as the Liens described in this clause (iv) shall secure Dex Purchaser Secured Obligations and be junior and subordinated to the Facility Liens and to the Liens described in clause (iii) as provided in the Security and Pledge Agreement (or on other terms and conditions reasonably approved by the Agent); and (v) other Liens on the Collateral permitted by the QSC Bank Facility, so long as such Liens shall secure Additional Permitted Secured Obligations and be junior and subordinated to the Facility Liens as provided in the Security and Pledge Agreement (or on other terms and conditions reasonably approved by the Agent); and

         (f) Liens not permitted by the foregoing clauses of this Section securing obligations in an aggregate amount at any time outstanding not exceeding $10,000,000.

         Section 5.08. Consolidations, Mergers and Sales of Assets. (a) No QwestDex Company will merge or consolidate with or into any other Person; provided that any wholly owned Subsidiary of the Borrower formed pursuant to an Excluded Asset Transfer may be merged with and into the Borrower, with the Borrower as the surviving corporation, if the related Asset Sale is not consummated.

         (b) No QwestDex Company will sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that nothing in this subsection (b) shall be construed to prohibit the sale of the Dexter Assets and the Rodney Assets: (i) pursuant to and in accordance with the terms of the QwestDex Purchase Agreements or (ii) otherwise for fair value; provided further that the Loans, together with all other amounts payable under this Agreement, shall be paid in full substantially simultaneously with the consummation of any such sale of all or substantially all of the assets of the QwestDex Companies.

         (c) No QwestDex Company shall consummate any Asset Sale unless at least 75% of the consideration therefor shall consist of cash payable at closing.

         Section 5.09. Use Of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower solely as set forth in the Use of Proceeds Certificate. None of such proceeds will be used, directly or indirectly, in violation of any applicable law or regulation, and no use of such proceeds will include any use for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

         Section 5.10. Restricted Payments. No QwestDex Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment if at the time a Trigger Event exists; provided the Borrower and Holdings may each make Restricted Payments to the extent required to permit QCII and its Subsidiaries to make mandatory interest and principal payments in respect of (i) Debt of QCII (including Debt of Subsidiaries Guaranteed by QCII) outstanding on the Closing Date, pursuant to the terms thereof in effect on the Closing Date and (ii) Debt of QCII (including Debt of Subsidiaries Guaranteed by QCII) issued in exchange therefor as permitted by Section 5.12 of the QSC Bank Facility, pursuant to the terms thereof, in each case as such terms may be modified in accordance with the terms of the QSC Bank Facility in effect on the Closing Date. Nothing contained in this Agreement is intended to restrict or otherwise limit the QwestDex Companies from continuing their historical cash management practices (which include, without limitation, sweeping cash of the QwestDex Companies from the accounts of the QwestDex Companies to the accounts of QCII or any of its Subsidiaries on a periodic basis and making investments in, or other advances of funds to, any other QCII or any of its Subsidiaries) except at any time during which a Trigger Event exists.

         Section 5.11. Transactions With Affiliates. No QwestDex Company will enter into any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially favorable to such QwestDex Company as would be obtainable by such QwestDex Company at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions involving payments made pursuant to Section 5.10,
(ii) Permitted Tax Payments and (iii) transactions otherwise permitted by this Agreement entered into in the ordinary course of business consistent with past practices.

         Section 5.12. Limitations on Debt. No QwestDex Company will create, incur, assume or permit to exist any Debt, except:

         (a)      Debt created under the Loan Documents;

         (b) Debt consisting of a Guarantee of a Debt of QSC incurred under the QSC Bank Facility; provided that such Guarantee shall be junior and subordinated to the obligations of the Borrower and Holdings under the Loan Documents as provided in the QSC Bank Facility (as in effect on the date hereof);

         (c)      Debt outstanding on the Closing Date (including Intercompany
Debt) and listed in Schedule 5.12, and any extensions, renewals, refinancings, amendments or replacements of any such Debt; provided that any such extension, renewal, refinancing, amendment or replacement of any such Debt is on terms and conditions no less favorable in any material respect to the QwestDex Companies and the Lenders party hereto than the Debt being refinanced;

         (d) Debt evidenced by the QwestDex Inc. Intercompany Note not to exceed $100,000,000; and

         (e)      Purchase Money Debt in an aggregate amount up to $10,000,000;

provided that any Intercompany Debt (including Debt outstanding on the Closing
Date) shall be unsecured and subordinated to Debt under the Loan Documents on terms and conditions reasonably satisfactory to the Agent.

         Section 5.13. Limitations on Investments; Loans, Advances, Guarantees and Acquisitions. No QwestDex Company will purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary before such merger) any Equity Interest in or evidence of indebtedness or other security (including any option, warrant or other right to acquire any of the foregoing) of, make, hold or permit to exist any loan or advance to, Guarantee any obligation of, or make, hold or permit to exist any investment or other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a)      Permitted Investments;

         (b)      investments existing on the Closing Date and listed in
Schedule 5.13;

         (c) investments (i) by Holdings in Equity Interests in the Borrower and (ii) by the Borrower in Equity Interests in wholly-owned Subsidiaries pursuant to an Excluded Asset Transfer; provided that any such Equity Interest shall be pledged pursuant to the Security and Pledge Agreement to the extent required thereunder;

         (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (e) interest rate swap, cap or collar agreements or other similar agreements or arrangements entered into as a bona fide hedge in respect of the Tranche A Loans;

         (f) instruments or assets received as consideration for an Asset Sale as permitted by Section 5.08(c); and

         (g)      investments not otherwise permitted under clauses (a) through
(f) of this Section 5.13, not to exceed at any time an aggregate amount of $5,000,000.

         Section 5.14. Further Assurances Regarding Collateral and Guaranty Requirement. Each Loan Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Agent or the Required Lenders may reasonably request, to cause the Collateral and Guaranty Requirement to be and remain satisfied, all at the Borrower's expense. The Loan Parties will provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

         Section 5.15. QSC Bank Facility Covenants. QSC agrees to perform for the benefit of the Agent and the Lenders each of its covenants set forth in
Article 5 of the QSC Bank Facility, a copy of which has been furnished to each of the Lenders, which provisions, together with related definitions and ancillary provisions, are hereby incorporated herein as if fully set forth herein. Any amendment, supplement or waiver thereto or thereunder shall be effective for purposes of this Agreement, provided that any consideration granted to the Lenders party to the QSC Bank Facility in connection with such amendment shall also be granted to the Lenders party hereto.


                                    ARTICLE 6
                                    DEFAULTS

         Section 6.01. Events of Default. If one or more of the following events shall have occurred and be continuing:

         (a) any principal of any Loan shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within five days of the due date thereof;

         (b) any Loan Party shall fail to observe or perform any covenant contained in Section 5.01(d) or Sections 5.06 to 5.13, inclusive;

         (c) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause
(a) or (b) above) for 30 days after the earlier of a senior officer's knowledge of such failure or written notice thereof has been given to the Borrower by the Agent at the request of any Lender;

         (d) any representation, warranty, certification or statement made by any Loan Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant thereto (including without limitation the Use of Proceeds Certificate) shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) QSC or any Subsidiary shall fail to make any payment or payments, in the aggregate in excess of $100,000,000, in respect of any Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables or permits the holder thereof to accelerate the maturity thereof or any "Event of Default" (as defined in the QSC Bank Facility) exists which has not been waived by the Banks under the QSC Bank Facility or the holders of such other Material Debt, as the case may be, in accordance with the terms thereof;

         (g) Corp. or any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize or otherwise acquiesce in any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against Corp. or any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Corp. or any Loan Party under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition specified in Section 4042(a) of ERISA shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000;

         (j) a judgment or order for the payment of money shall be rendered in excess of (i) $100,000,000 (excluding Insured Judgment Amounts) against QSC or any Subsidiary (except Holdings and its Subsidiaries) or (ii) $50,000,000 (excluding Insured Judgment Amounts) against Holdings or any of its

Subsidiaries, and such judgment or order shall be enforceable and shall continue unsatisfied, in effect and unstayed for a period of 60 days (or such longer period of time after which the judgment holder may cause the creation of Liens against or seizure of any property of QSC or such Subsidiary) (it being understood that in any event an administrative order of a public utility commission shall not constitute an "order" for purposes of this clause (j) so long as (x) no one is seeking to enforce such order in an action, suit or proceeding before a court and (y) reserves in the full amount of the cost of such order are maintained on the books of QSC and its Subsidiaries);

         (k) any Guarantor shall repudiate in writing any of its obligations under Article 9 or any such obligation shall be unenforceable against any Guarantor in accordance with its terms, or QSC or any of its Subsidiaries shall so assert in writing;

         (l) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by QSC or any of its Subsidiaries not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security and Pledge Agreement or (iii) as a result of the operation of
Section 2(m) of the Security and Pledge Agreement, so long as each Lien Grantor shall have complied with its obligations thereunder; or

         (m)      a Change of Control shall occur;

then, and in every such event, the Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and/or
(ii) if requested by Lenders holding Loans evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by QSC, Holdings and the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to Holdings, the Borrower or QSC, without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon automatically terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Section 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                    ARTICLE 7
                                    THE AGENT

         Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action (including, without limitation, entering into the Security and Pledge Agreement) as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         Section 7.02. Agent and Affiliates. Bank of America, N.A., and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of QCII, the Borrower or any Subsidiary or Affiliate of QCII or the Borrower (each, a "Qwest Entity") as though Bank of America, N.A., were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America , N.A., or its Affiliates may receive information regarding any Qwest Entity (including information that may be subject to confidentiality obligations in favor of such Qwest Entity) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Banc of America Bridge LLC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Affiliate of the Agent.

         Section 7.03. Action by Agent. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in the Loan Documents. The Agent shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in any Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.05. Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         Section 7.06. Liability of Agent. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with any Loan Document (i) with the consent or at the request of the Required Lenders or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Loan Party; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; (iv) the existence or sufficiency of the Collateral or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. None of the Agent, its Affiliates and their respective directors, officers, agents and employees shall be under any obligation to any Lender or participant to inspect the properties, books or records of any Qwest Entity. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         Section 7.07. Indemnification. Each Lender shall, ratably in accordance with its Credit Exposure, indemnify the Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Loan Parties) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder. No action taken with the consent or at the request of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

         Section 7.08. Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that none of the Agent, its Affiliates and their respective directors, officers, agents and employees (each, an "Agent-Related Person") has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Qwest Entity, shall be deemed to constitute any representation or warranty by the Agent or any other Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Qwest Entities, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Qwest Entities. Except for the notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Qwest Entities which may come into the possession of any Agent-Related Person.

         Section 7.09. Successor Agent. The Agent may resign as Agent at any time by giving notice thereof to the Lenders and QSC. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (with the consent of QSC, such consent not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (with the consent of QSC, such consent not to be unreasonably withheld), which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $400,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall at its election nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided above. The Agent, if it so elects, may resign as administrative agent but not collateral agent or vice versa, and if it so elects then the provisions of this Section 7.09 and the rest of this Article 7 shall apply separately to each of those separate capacities of the Agent.

         Section 7.10. Agent's Fee. QSC and the Borrower shall pay to the Agent (or its Affiliates) for their own accounts fees in the amounts and at the times previously agreed upon between QSC, the Borrower and the Agent (or its Affiliates).


                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

         Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

         (a) the Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted London Interbank Offered Rate for such Interest Period, or

         (b) in the case of Euro-Dollar Loans, Lenders having 50% or more of the aggregate amount of the Euro-Dollar Loans advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Domestic Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which the Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Domestic Borrowing.

         Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar

Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Domestic Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

         (c) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 8.04. (a) Taxes. Any and all payments by any Loan Party to or for the account of any Lender or the Agent under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (x) in the case of each Lender and the Agent, taxes imposed on its income or profits, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof, (y) in the case of each Lender, taxes imposed on its income or profits, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, taxes that are imposed by any jurisdiction by reason of such Lender doing or having done business in such jurisdiction other than solely as a result of the Loan Documents or any transaction contemplated thereby, and (z) in the case of each Lender and the Agent, any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender or the Agent is organized or in which its Applicable Lending Office is located or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Person shall make such deductions, (iii) such Person shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Person shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) Each Loan Party agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that the indemnification obligation under this
Section 8.04(c) shall be only with respect to Taxes, Other Taxes and liabilities related to payments made by any Loan Party under any Loan Document. This indemnification shall be made within 15 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof, on or prior to the date on which it becomes a Lender in the case of each other Lender, on or prior to the date on which any such Lender grants any participating interest pursuant to Section 10.06 or otherwise ceases to act for its own account with respect to any portion of any sums payable to it under this Agreement, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide QSC with Internal Revenue Service form W-8BEN, W-8ECI and/or W-8IMY, as appropriate, or any successor form prescribed by the Internal Revenue Service (together with any form, documentation or information such Lender is required or chooses to transmit with any such forms), certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States and/or certifying as provided on Form W-8IMY. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a) imposed by the United States.

         (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Loan Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         Section 8.05. Domestic Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans to the Borrower has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (b) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Domestic Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

         (c) after each of its Euro-Dollar Loans has been repaid (or converted to a Domestic Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Domestic Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Domestic Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

         Section 8.06. Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02,
(ii) any Lender has demanded compensation under Section 8.03 or (iii) any Lender has not signed an amendment or waiver which must be signed by all the Lenders to become effective, and such amendment or waiver has been signed by the Required Lenders, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute institution or institutions (which may be one or more of the Lenders) to purchase the Loans of such Lender (by paying to such Lender the principal amount of such Loans, together with accrued interest thereon and any other amounts payable to such Lender hereunder) or assume the Commitment (if any) of such Lender.

                                    ARTICLE 9
                                   GUARANTEES

         Section 9.01. The Guaranty. Each Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of its Guaranteed Obligations. Upon failure by the Borrower to pay or perform punctually any Guaranteed Obligation, each Guarantor shall forthwith on demand pay or perform such Guaranteed Obligation in the manner specified in the relevant Loan Document.

         Section 9.02. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Loan Party under any Loan Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any Loan Document;

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Loan Party under any Loan Document;

                  (iv) any change in the corporate existence, structure or ownership of any other Loan Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Loan Party or any of its assets or any resulting release or discharge of any obligation of any other Loan Party contained in any Loan Document;

                  (v) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Loan Party, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Loan Party of the principal of or interest on any Note or any other amount payable by it under the Loan Document; or

                  (vii) any other act or omission to act or delay of any kind by any other Loan Party, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Guarantor's obligations hereunder.

         Section 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall have been indefeasibly paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         Section 9.04. Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person.

         Section 9.05. Subrogation. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof until (i) the Commitments shall have terminated and (ii) all Loans and all other obligations under this Agreement and the other Loan Documents have been paid in full in cash.

         Section 9.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Borrower under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Lenders.


                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Loan Party party hereto or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 10.01 and telephonic confirmation of receipt thereof is received, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

         Section 10.02. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation and administration of the Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) the Borrower shall not be liable for any settlement entered into by an Indemnitee without its consent (which shall not be unreasonably withheld).

         (c) Each Indemnitee agrees to give the Borrower prompt written notice after it receives any notice of the commencement of any action, suit or proceeding for which such Indemnitee may wish to claim indemnification pursuant to subsection (b). The Borrower shall have the right, exercisable by giving written notice within fifteen Domestic Business Days after the receipt of notice from such

Indemnitee of such commencement, to assume, at the Borrower's expense, the defense of any such action, suit or proceeding; provided, that such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at such Indemnitee's expense unless (1) Bookmark not defined. the Borrower shall have agreed to pay such fees and expenses; (2) the Borrower shall have failed to assume the defense of such action, suit or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnitee in any such action, suit or proceeding; or (3) such Indemnitee shall have been advised by independent counsel in writing (with a copy to the Borrower) that there may be one or more defenses available to such Indemnitee which are in conflict with those available to the Borrower (in which case, if such Indemnitee notifies the Borrower in writing that it elects to employ separate counsel at the Borrower's expense, the Borrower shall be obligated to assume the expense, it being understood, however, that the Borrower shall not be liable for the fees or expenses of more than one separate firm of attorneys, which firm shall be designated in writing by such Indemnitee).

         Section 10.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 10.05. Amendments and Waivers; Release of Liens. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by QSC, Holdings, the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that an increase or decrease pursuant to Section
8.06 or 10.06
shall not constitute an amendment or waiver for this purpose), (ii) reduce the principal of or rate of interest on any Loan, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for the termination of any Commitment, (iv) change the provisions of the first sentence of Section 2.11(f) or Section 10.04 in a manner that would alter the pro rata sharing of payments required thereby or (v) release either Guarantor from its obligations under Article 9; and provided further that no amendment or waiver shall, unless signed by each Lender, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

         (b) Any provision of any Collateral Document may be amended or waived if, but only if, such amendment or waiver is entered into in accordance with the terms thereof.

         (c) Upon consummation of any Asset Sale by a QwestDex Company (including without limitation pursuant to the QwestDex Purchase Agreements), the Lien created under the Collateral Documents securing the Term Secured Obligations on assets subject to such Asset Sale shall terminate in accordance with Section 27 of the Security and Pledge Agreement.

         Section 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans, with (and subject to) the written consent of the Agent, such consent shall not be unreasonably withheld; provided that if a Participant is a Lender Affiliate or is another Lender, no such consent shall be required. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Loan Parties and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below but which is consented to in accordance with this subsection (b) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Agent, which consent shall not be unreasonably withheld; provided that (i) if an Assignee is a Lender Affiliate or is another Lender, no such consent shall be required and (ii) except in the case of an assignment to a Lender or a Lender Affiliate, any assignment shall not be less than $1,000,000, or if less, shall constitute an assignment of all of such Lender's rights and obligations under this Agreement and the Notes. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment or, if the Commitments have terminated, Loans as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment (other than to a Lender Affiliate), the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to QSC and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the transferor Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with QSC's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         Section 10.07. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Loan Party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Loan Documents or the transactions contemplated thereby, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.08. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 10.09. WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES PARTY HERETO, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 10.10. Confidentiality. Each of the Agent and the Lenders agrees to use its reasonable best efforts to keep confidential any information delivered or made available by or on behalf of the Loan Parties to it (including without limitation any information obtained through any financial advisor); provided that nothing herein shall prevent the Agent or any Lender from disclosing such information (i) to the Agent or any other Lender in connection with the transactions contemplated hereby, (ii) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed (by a Person other than such Agent or Lender),
(vi) which has been obtained from any Person other than QCII and its Subsidiaries, provided that such Person is not (x) known to it to be bound by a confidentiality agreement with QCII or its Subsidiaries or any other obligation not to disclose or (y) known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (vii) in connection with the exercise of any remedy under the Loan Documents or (viii) to any actual or proposed participant or assignee of all or any of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

         Section 10.11. No Reliance on Margin Stock. Each Lender represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       QWEST SERVICES CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  Chief Financial Officer
                                                  Fax: (303) 296-4920

                                           and:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  General Counsel
                                                  Fax: (303) 296-5974



                                       QWEST DEX HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  Chief Financial Officer
                                                  Fax: (303) 296-4920

                                           and:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  General Counsel
                                                  Fax: (303) 296-5974

                                       QWEST DEX, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  Chief Financial Officer
                                                  Fax: (303) 296-4920

                                           and:

                                           1801 California Street
                                           Denver, CO 80202
                                           Attn:  General Counsel
                                                  Fax: (303) 296-5974

                                       BANK OF AMERICA, N.A.,
                                           as Administrative Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       For notices regarding waivers,
                                       amendments, financial statements, and all other notices EXCEPT as specified below:

                                       CA5-701-05-19
                                       1455 Market Street
                                       San Francisco, CA 94103
                                       Fax: (415) 503-5001

                                       For notices regarding borrowings,
                                       interest rate elections, interest rates
                                       and payments:


                                       NC1-001-05-04
                                       101 N. Tryon Street
                                       Charlotte, NC 28255
                                       Fax: (704) 409-0003

                                       BANK OF AMERICA SECURITIES LLC,
                                           as agent for Bank of America, N.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       BANK OF AMERICA, N.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       ABLECO FINANCE LLC

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, NA


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       FARALLON CAPITAL PARTNERS, L.P.

                                           By:  Farallon Partners, L.L.C.,
                                                its General Partner

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       FARALLON CAPITAL INSTITUTIONAL
                                       PARTNERS, L.P.

                                           By:  Farallon Partners, L.L.C.,
                                                its General Partner

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       FARALLON CAPITAL INSTITUTIONAL
                                       PARTNERS II, L.P.

                                           By:  Farallon Partners, L.L.C.,
                                                its General Partner

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       FARALLON CAPITAL INSTITUTIONAL
                                       PARTNERS III, L.P.

                                           By:  Farallon Partners, L.L.C.,
                                                as General Partner

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       TINICUM PARTNERS, L.P.

                                           By:  Farallon Partners, L.L.C.,
                                                as General Partner

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       STATE STREET BANK & TRUST,
                                       solely in its capacity as Custodian for
                                       General Motors employees Global Group
                                       Pension Trust as directed by DDJ Capital
                                       Management, LLC, and not in its
                                       individual capacity

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       STONEHILL INSTITUTIONAL PARTNERS, L.P.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       THE BANK OF NEW YORK

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BEAR STEARNS INVESTMENT PRODUCTS INC

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       GALAXY CLO 1999-1, LTD.

                                          By:  SAI Investment Advisor, Inc.
                                          Its: Collateral Manager

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       KZH SOLEIL-2 LLC

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       LIBERTYVIEW FUNDS, L.P.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PROTECTIVE LIFE INSURANCE COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       SUNAMERICA LIFE INSURANCE COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WINGATE CAPITAL LTD.

                                       By: Citadel Limited Partnership,
                                           Portfolio Manager
                                       By: GLB Partners, L.P., its General
                                           Partner
                                       By: Citadel Investment Group, L.L.C., its
                                           General Partner


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: